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                                                                    Exhibit 99.2




March 24, 1999


Mr. Steven Foote
Hurwitz Group
11 Speen Street
Framingham, MA 01701


Dear Mr. Foote:

     As you may or may not be aware, Marimba, Inc. (the "Company"), our client, is proposing an initial public offering of its Common Stock ("IPO"). In connection with the IPO, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (the "SEC"), containing certain information from the report you prepared for the Company assessing the break-even return on investment for certain of the Company's customers. In response to SEC comments to the registration statement, the Company is hereby requesting your consent to reference selected portions of your report in their registration statement and to file such consent as an amendment to the registration statement. The relevant portions of the report are attached for your review.

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     To acknowledge your consent to the foregoing, please execute the signature block below and fax this letter back to me at (650) 321-2800. The Company is filing an amendment to its registration statement on Wednesday, March 31, 1999 with its responses to the SEC comments and would therefore appreciate your feedback on this matter by the end of the week if possible. We appreciate your immediate attention to this matter. If you have any questions or would like additional information, please call me at (650) 463-5373.


                                        Best Regards,


                                        /s/ AMY S. COHEN
                                        ----------------
                                        Amy S. Cohen


ACKNOWLEDGED AND CONSENTED:
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HURWITZ GROUP


By: /s/ STEVEN D. FOOTE
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   Signature

Steven D. Foote
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Please print name

Senior Vice President
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Title, if applicable

3/26/99
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Date